Exhibit 10(k)

STOCK GRANT AGREEMENT made as of the 14th day of March, 2018 between KINGSTONE COMPANIES, INC., a Delaware corporation (the “Company”), and DALE A. THATCHER (the “Grantee”).

WHEREAS, concurrently herewith, the Grantee is being appointed Chief Operating Officer of the Company and President of its subsidiary, Kingstone Insurance Company (“KICO”);

WHEREAS, concurrently herewith, the Company and the Grantee are entering into an Employment Agreement of even date (the “Employment Agreement”);

WHEREAS, the Compensation Committee of the Board of Directors of the Company has approved the grant to the Grantee of common stock of the Company (“Common Stock”) pursuant to the Company’s 2014 Equity Participation Plan (the “Plan”).

NOW, THEREFORE, in consideration of the foregoing, the Company hereby grants to the Grantee an award of shares of Common Stock upon the following terms and conditions:

1. DEFINED TERMS. All terms used, but not otherwise defined, herein shall have the meanings ascribed to them in the Plan or the Employment Agreement.

2. GRANT. Subject to the terms and conditions of the Plan and the provisions hereof, the Company hereby agrees to grant to the Grantee, pursuant to Section 16 of the Plan, an award of thirty-five thousand seven hundred fifteen (35,715) shares of Common Stock (the “Shares”), such Shares being issuable on the Vesting Dates (as hereinafter defined) set forth in, and subject to the provisions of, Section 3 hereof.

3. VESTING OF SHARES. (a) The Shares shall vest on the Vesting Dates set forth below, provided that the Grantee continues to serve as an employee of the Company and KICO as of the applicable Vesting Date (subject to paragraph (c) hereof):

(i)
eleven thousand nine hundred five (11,905) of the Shares on the first anniversary of the date hereof (the “First Vesting Date”);

(ii)
eleven thousand nine hundred five (11,905) of the Shares on the second anniversary of the date hereof (the “Second Vesting Date”); and

(iii)
eleven thousand nine hundred five (11,905) of the Shares on the third anniversary of the date hereof (the “Third Vesting Date”); each of the First Vesting Date, the Second Vesting Date and the Third Vesting Date is referred to hereinafter as a “Vesting Date”).

(b) In the event that the Grantee does not continue to serve as an employee of the Company or KICO as of a Vesting Date as a result of the termination of the Grantee’s employment for Cause or the Grantee’s Voluntary Resignation (as hereinafter defined) (except in connection with a Change of Control, as provided for in paragraph (c) hereof), the Grantee shall not be entitled to receive any of the Shares issuable on such Vesting Date, and this Agreement shall terminate and be of no further force or effect. For the purposes hereof, the term “Voluntary Resignation” shall mean the Grantee’s resignation of employment (except following a request by the Company that he resign other than based upon Cause).

(c) In the event that (i) the Grantee’s employment with the Company and KICO is terminated other than for Cause (whether prior to or following a Change of Control), (ii) the Grantee’s employment with the Company and KICO is terminated as a result of the Grantee having become Disabled, (iii) the Grantee dies while an employee of the Company and KICO, (iv) the Company does not offer the Grantee the position of Chief Executive Officer by December 31, 2018 (and Cause does not exist) or (v) the Grantee resigns his employment with the Company and KICO (A) other than pursuant to a Voluntary Resignation or (B) within six (6) months following a Change of Control, the Shares shall vest on the date of termination of employment, the date of death or December 31, 2018, as the case may be (the “Termination Date”).

(d) In the event that Shares vest on a Vesting Date or the Termination Date, the certificate representing the portion of the Shares then vested shall be issued by the Company as soon as reasonably practicable thereafter.

(e) The number of Shares issuable to the Grantee is subject to adjustment for any stock splits, reverse stock splits and other recapitalizations that take effect prior to a particular Vesting Date or the Termination Date, as the case may be.

4. INCORPORATION BY REFERENCE. The terms and conditions of the Plan are hereby incorporated by reference and made a part hereof.

5. NOTICES. Any notice or other communication given hereunder shall be deemed sufficient if in writing and hand delivered or sent by registered or certified mail, return receipt requested, addressed to the Company, 15 Joys Lane, Kingston, New York 12401, Attention: President and to the Grantee at the address indicated below, or, in each case, at such other address notice of which is given in accordance with the foregoing provisions. Notices shall be deemed to have been given on the date of hand delivery or mailing as provided for above, except notices of change of address, which shall be deemed to have been given when received.

6. BINDING EFFECT. This Stock Grant Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

7. ENTIRE AGREEMENT. This Stock Grant Agreement, together with the Plan, contains the entire understanding of the parties hereto with respect to the subject matter hereof and may be modified only by an instrument executed by the party sought to be charged.

8. GOVERNING LAW. This Stock Grant Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, excluding choice of law rules thereof.

9. EXECUTION IN COUNTERPARTS. This Stock Grant Agreement may be executed in counterparts, each of which shall be deemed to be an original, but both of which together shall constitute one and the same instrument.

10. FACSIMILE SIGNATURES. Signatures hereon which are transmitted via facsimile, or other electronic image, shall be deemed original signatures.

11. INTERPRETATION; HEADINGS. The provisions of this Stock Grant Agreement shall be interpreted in a reasonable manner to give effect to the intent of the parties hereto. The headings and captions under sections and paragraphs of this Stock Grant Agreement are for convenience of reference only and do not in any way modify, interpret or construe the intent of the parties or affect any of the provisions of this Stock Grant Agreement.

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IN WITNESS WHEREOF, the parties have executed this Stock Grant Agreement as of the day and year first above written.

KINGSTONE COMPANIES, INC.

By:
      Barry B. Goldstein, President

Signature of Grantee

Dale A. Thatcher
Name of Grantee

212 Third Street
Milford, PA 18337
Address of Grantee

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